Exhibit 99.1

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is derived from the historical consolidated financial statements of Whiting Petroleum Corporation (“Whiting” or the “Company”) and has been adjusted to reflect the sale of the Company’s interests in certain oil and gas producing properties located in its enhanced oil recovery project in the North Ward Estes field in Ward and Winkler counties of Texas, including Whiting’s interest in certain CO2 properties in the McElmo Dome field in Colorado, and certain other related assets and liabilities (the “North Ward Estes Properties”), effective July 1, 2016, for a cash purchase price of $300 million (before post-closing adjustments). In addition to the cash purchase price, the buyer has agreed to pay Whiting $100,000 for every $0.01 that, as of June 28, 2018, the average NYMEX crude oil futures contract price for each month from August 2018 through July 2021 is above $50 per barrel up to a maximum amount of $100 million.

The unaudited pro forma consolidated balance sheet as of June 30, 2016 gives effect to the disposition of the North Ward Estes Properties as if it had occurred on June 30, 2016. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 both give effect to the disposition of the North Ward Estes Properties as if it had occurred on January 1, 2015.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. In Whiting’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

The unaudited pro forma consolidated statements do not purport to represent what Whiting’s financial position or results of operations would have been had the disposition of the North Ward Estes Properties actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma consolidated financial statements should be read in conjunction with Whiting’s historical consolidated financial statements and related notes for the periods presented.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2016

(in thousands, except share and per share data)

	Whiting Historical	Pro Forma Adjustments (Note 2)		Whiting Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$15,338	$—		$15,338
Accounts receivable trade, net	233,059	—		233,059
Derivative assets	49,202	—		49,202
Prepaid expenses and other	21,927	(178)	(a)	21,749

Total current assets	319,526	(178)		319,348

Property and equipment:
Oil and gas properties, successful efforts method	14,179,923	(515,955)	(a)	13,663,968
Other property and equipment	159,855	(20,596)	(a)	139,259

Total property and equipment	14,339,778	(536,551)		13,803,227
Less accumulated depreciation, depletion and amortization	(3,925,700)	16,363	(a)	(3,909,337)

Total property and equipment, net	10,414,078	(520,188)		9,893,890
Other long-term assets	72,102	44,017	(b)	116,119

TOTAL ASSETS	$10,805,706	$(476,349)		$10,329,357

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$36,621	$—		$36,621
Revenues and royalties payable	129,087	—		129,087
Accrued capital expenditures	48,100	—		48,100
Accrued interest	54,402	—		54,402
Accrued lease operating expenses	40,137	—		40,137
Accrued liabilities and other	55,457	—		55,457
Taxes payable	47,102	—		47,102
Accrued employee compensation and benefits	16,473	—		16,473

Total current liabilities	427,379	—		427,379
Long-term debt	4,960,921	(300,393)	(c)	4,660,528
Deferred income taxes	408,213	(58,944)	(d)	349,269
Asset retirement obligations	163,365	(1,576)	(a)	161,789
Deferred gain on sale	41,490	—		41,490
Other long-term liabilities	39,387	—		39,387

Total liabilities	6,040,755	(360,913)		5,679,842

Commitments and contingencies
Equity:
Common stock, $0.001 par value, 600,000,000 shares authorized; 251,610,527 issued and 246,263,027 outstanding	252	—		252
Additional paid-in capital	5,138,989	—		5,138,989
Accumulated deficit	(382,259)	(174,380)	(e)	(556,639)
		58,944	(d)	58,944

Total Whiting shareholders’ equity	4,756,982	(115,436)		4,641,546
Noncontrolling interest	7,969	—		7,969

Total equity	4,764,951	(115,436)		4,649,515

TOTAL LIABILITIES AND EQUITY	$10,805,706	$(476,349)		$10,329,357

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2016

(in thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 3)		Whiting Pro Forma
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$626,733	$(55,499)	(f)	$571,234
Loss on sale of properties	(3,795)	—		(3,795)
Amortization of deferred gain on sale	7,621	—		7,621
Interest income and other	1,031	—		1,031

Total revenues and other income	631,590	(55,499)		576,091

COSTS AND EXPENSES:
Lease operating expenses	219,548	(22,703)	(f)	196,845
Production taxes	52,753	(1,271)	(f)	51,482
Depreciation, depletion and amortization	616,308	(11,596)	(g)	604,712
Exploration and impairment	61,272	—		61,272
General and administrative	78,319	—		78,319
Interest expense	160,567	(2,825)	(i)	157,742
Loss on extinguishment of debt	88,777	—		88,777
Derivative loss, net	2,000	—		2,000

Total costs and expenses	1,279,544	(38,395)		1,241,149

LOSS BEFORE INCOME TAXES	(647,954)	(17,104)		(665,058)

INCOME TAX EXPENSE (BENEFIT):
Current	2	—		2
Deferred	(175,152)	(6,070)	(j)	(181,222)

Total income tax benefit	(175,150)	(6,070)		(181,220)

NET LOSS	(472,804)	(11,034)		(483,838)
Net loss attributable to noncontrolling interest	15	—		15

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(472,789)	$(11,034)		$(483,823)

LOSS PER COMMON SHARE:
Basic	$(2.20)	$(0.05)		$(2.25)

Diluted	$(2.20)	$(0.05)		$(2.25)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	215,203			215,203

Diluted	215,203			215,203

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 3)		Whiting Pro Forma
REVENUES AND OTHER INCOME:
Oil, NGL and natural gas sales	$2,092,482	$(148,549)	(f)	$1,943,933
Loss on sale of properties	(60,791)	—		(60,791)
Amortization of deferred gain on sale	16,751	—		16,751
Interest income and other	2,356	—		2,356

Total revenues and other income	2,050,798	(148,549)		1,902,249

COSTS AND EXPENSES:
Lease operating expenses	555,392	(72,044)	(f)	483,348
Production taxes	183,035	(3,117)	(f)	179,918
Depreciation, depletion and amortization	1,243,293	(85,574)	(g)	1,157,719
Exploration and impairment	1,881,671	(1,389,010)	(h)	492,661
Goodwill impairment	873,772	—		873,772
General and administrative	172,616	—		172,616
Interest expense	334,125	(3,337)	(i)	330,788
Loss on early extinguishment of debt	18,361	—		18,361
Commodity derivative gain, net	(217,972)	—		(217,972)

Total costs and expenses	5,044,293	(1,553,082)		3,491,211

LOSS BEFORE INCOME TAXES	(2,993,495)	1,404,533		(1,588,962)

INCOME TAX BENEFIT:
Current	(357)	—		(357)
Deferred	(773,870)	498,434	(j)	(275,436)

Total income tax benefit	(774,227)	498,434		(275,793)

NET LOSS	(2,219,268)	906,099		(1,313,169)
Net loss attributable to noncontrolling interest	86	—		86

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(2,219,182)	$906,099		$(1,313,083)

LOSS PER COMMON SHARE:
Basic	$(11.35)	$4.63		$(6.72)

Diluted	$(11.35)	$4.63		$(6.72)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	195,472			195,472

Diluted	195,472			195,472

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

WHITING PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1. Basis of Presentation

On July 27, 2016, Whiting Petroleum Corporation (“Whiting” or the “Company”) completed the sale to Four Corners Petroleum II, LLC (the “Buyer”) of Whiting’s interests in certain oil and gas producing properties located in its enhanced oil recovery project in the North Ward Estes field in Ward and Winkler counties of Texas, including the Company’s interest in certain CO2 properties in the McElmo Dome field in Colorado, and certain other related assets and liabilities (the “North Ward Estes Properties”), effective July 1, 2016, for a cash purchase price of $300 million (before post-closing adjustments). In addition to the cash purchase price, the buyer has agreed to pay Whiting $100,000 for every $0.01 that, as of June 28, 2018, the average NYMEX crude oil futures contract price for each month from August 2018 through July 2021 is above $50 per barrel up to a maximum amount of $100 million (the “Contingent Payment”). The Contingent Payment will be made at the option of the Buyer either in cash on July 31, 2018 or in the form of a secured promissory note, accruing interest at 8% per annum with a maturity date of July 29, 2022. The Company used the net proceeds from the sale to repay a portion of the debt outstanding under its credit agreement.

The unaudited pro forma consolidated balance sheet as of June 30, 2016 gives effect to the disposition of the North Ward Estes Properties as if it had occurred on June 30, 2016. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 both give effect to the disposition of the North Ward Estes Properties as if it had occurred on January 1, 2015.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable, however, actual results may differ from those reflected in these statements. In Whiting’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma consolidated statements do not purport to represent what Whiting’s financial position or results of operations would have been had the disposition of the North Ward Estes Properties actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. In addition, the $174 million loss on sale and related tax impact was not included in the pro forma consolidated statement of operations for the year ended December 31, 2015 as this nonrecurring item is not expected to have a continuing impact. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s consolidated historical financial statements and related notes for the periods presented.

The Company has determined that the Contingent Payment is an embedded derivative that meets the criteria to be bifurcated from its host contract and accounted for separately. This embedded derivative will be recorded at fair value with changes in fair value recorded as derivative (gain) loss, net in Whiting’s consolidated statement of operations. The fair value of this embedded derivative as of June 30, 2016 has been reflected as an adjustment in the pro forma consolidated balance sheet, however, no related fair value gains or losses have been included in the pro forma consolidated statements of operations. An upward or downward shift in the NYMEX forward curve for crude oil would result in an increase or decrease, respectively, in this fair value asset.

Earnings Per Share—Basic earnings per common share is calculated by dividing net income available to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is calculated by dividing adjusted net income available to common shareholders by the weighted average number of diluted common shares outstanding, which includes the effect of potentially dilutive securities. Potentially dilutive securities for the diluted earnings per share calculations consist of (i) convertible debt to be settled in shares only, using the if-converted method and (ii) unvested restricted stock awards, outstanding stock options and contingently issuable shares of convertible debt to be settled in cash, all using the treasury stock method. When a loss from continuing operations exists, all dilutive and potentially dilutive securities are anti-dilutive and are therefore excluded from the computation of diluted earnings per share.

Note 2. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma consolidated balance sheet as of June 30, 2016:

(a)	Reflects the elimination of assets and liabilities related to the North Ward Estes Properties sold.

(b)	Reflects the fair value of the embedded derivative for the Contingent Payment as of June 30, 2016. Such fair value was determined using an income approach. The option model considers various inputs including quoted NYMEX crude oil futures contract prices, time value and volatility factors. The discount rate used in the fair value of this embedded derivative includes a measure of the Buyer’s nonperformance risk. No related fair value gains or losses have been included in the pro forma consolidated statements of operations.

(c)	Reflects the receipt of net proceeds from the sale of the North Ward Estes Properties of $300 million, all of which was used to repay a portion of the Company’s debt outstanding under its credit agreement.

(d)	Reflects the decrease in deferred tax liabilities and the corresponding effect on the Company’s accumulated deficit resulting from the sale of the North Ward Estes Properties.

(e)	Reflects the impact to the Company’s accumulated deficit of the loss on sale of the North Ward Estes Properties. If the North Ward Estes Properties divestiture had occurred on June 30, 2016, the resulting pre-tax loss would have been $174 million, based on the carrying value of the net assets sold on that date relative to the net proceeds received. The loss was not included in the pro forma consolidated statements of operations as this nonrecurring item is not expected to have a continuing impact.

Note 3. Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015:

(f)	Reflects the elimination of revenues and operating expenses of the North Ward Estes Properties.

(g)	Reflects the elimination of depletion, depreciation and amortization expense related to the North Ward Estes Properties.

(h)	Reflects the elimination of impairment expense for the partial write-down of the North Ward Estes Properties that the Company recognized during the year ended December 31, 2015.

(i)	Reflects the reduction to interest expense associated with the repayment of $300 million in debt outstanding under Whiting’s credit agreement.

(j)	Reflects the income tax effects of the pro forma adjustments presented, based on Whiting’s combined statutory tax rate of 35.5% that was in effect during the periods for which pro forma consolidated statements of operations have been presented.